EXHIBIT 99.1

2222 NO. 111TH ST. OMAHA, NE 68164 TEL: 402-829-6800 FAX: 402-829-6836

For further information, contact:

LINDSAY CORPORATION:	HALLIBURTON INVESTOR RELATIONS:
Brian Ketcham	Hala Elsherbini or Geralyn DeBusk
Vice President & Chief Financial Officer	972-458-8000
402-827-6579

Lindsay Corporation Reports Fiscal 2018 Third Quarter Results

•	Revenues increased 12 percent with growth in Irrigation and strong Infrastructure delivery performance
•	GAAP diluted earnings per share of $0.96 ($1.66 adjusted)[1]
•	Announcement of divestiture plan and consolidation of certain manufacturing facilities
•	Incurrence of after-tax costs of $7.5 million related to the Foundation for Growth initiative

OMAHA, Neb., June 28, 2018—Lindsay Corporation (NYSE: LNN), a leading global manufacturer of irrigation and infrastructure equipment and technology, today announced results for its third quarter ended May 31, 2018.

Third Quarter Summary

Revenues for the third quarter of fiscal 2018 were $169.6 million, an increase of 12 percent compared to revenues of $151.5 million in the prior year’s third quarter.  Net earnings for the quarter were $10.4 million and diluted earnings per share were $0.96, compared with net earnings of $11.0 million and diluted earnings per share of $1.02 for the same period in the prior year.  Net earnings for the quarter were reduced by after-tax costs of $7.5 million, or $0.70 per diluted share, related to the Company’s Foundation for Growth initiative.  Adjusted net earnings for the third quarter were $17.9 million, or $1.66 per diluted share.1

“Solid overall revenue growth for the quarter resulted from gains in both reporting segments, led by 31 percent growth in Infrastructure and 7 percent growth in Irrigation,” said Tim Hassinger, President and Chief Executive Officer.  “I am also pleased with the progress we have made on our Foundation for Growth initiative during the quarter.  This effort, focused on simplifying our business and delivering better results for our customers and shareholders, is well underway.”

Segment Results

Irrigation segment revenues increased 7 percent to $128.4 million, compared to $120.0 million in the prior year’s third quarter.  North America irrigation revenues increased 11 percent to $87.4 million, reflecting an increase in irrigation system unit volume and higher average selling prices.  International irrigation revenues of $41.0 for the third quarter were slightly lower compared to the same period in the prior year.

Irrigation segment operating margin was 9.1 percent of sales in the third quarter (14.1 percent adjusted)1, compared to 13.8 percent of sales in the prior year.  The effects of sales growth in North America and the recovery of $2.5 million in previously reserved accounts receivable were offset by the effects of higher freight costs in the U.S. and a lower margin mix from international project orders.

Infrastructure segment revenues increased 31 percent in the third quarter to $41.2 million, compared to $31.5 million in the prior year’s third quarter.  The increase was driven by the delivery of a significant portion of two large Road Zipper System® orders that were in the backlog.

[1]	Please see Reg G reconciliation of GAAP operating income, net earnings and earnings per share to adjusted figures at end of document.

Infrastructure segment operating margin was 34.6 percent of sales in the third quarter (35.0 percent adjusted)1,  compared to 25.5 percent of sales in the third quarter of the prior year.  Higher revenue from Road Zipper Systems resulted in improved margin mix and operating cost leverage.

The backlog of unshipped orders at May 31, 2018 was $55.8 million, compared with $70.1 million at May 31, 2017, reflecting a higher backlog in the infrastructure segment and a lower backlog in the irrigation segment.

Foundation for Growth Initiative

In the previous quarter, the Company announced a defined performance improvement initiative, referred to as Foundation for Growth, with a financial objective of achieving operating margin performance of 11 percent to 12 percent in fiscal 2020 exclusive of market changes.

During the third quarter, in connection with a portfolio review of business investments, the Company committed to a plan of divestiture of its pump and filtration businesses as well as a Company-owned irrigation dealership.  The investments are classified as held-for-sale in the accompanying May 31, 2018 balance sheet.  The combined revenues from these businesses are approximately $70 million annually.  The divestures are expected to reduce future revenues and to have a positive impact on operating margins.  In addition to these business divestures, the Company announced plans to close one of its Infrastructure manufacturing facilities prior to the end of the calendar year.

Third quarter operating expenses include pre-tax costs of $7.6 million in connection with the Foundation for Growth initiative, of which $6.0 million represents an adjustment to the carrying value of businesses held-for-sale with the remainder representing severance costs and professional consulting fees.  These costs, and additional future costs anticipated in connection with this initiative, are expected to be recovered through improved operating income in fiscal 2020.

Outlook

“We are responding to higher freight and steel costs in the U.S. by passing through these increases to customers.” said Mr. Hassinger.  “To date, we have been successful implementing price increases to address this challenge; however, further steel cost increases may be more challenging for us to pass on.”

Added Mr. Hassinger, “Strong infrastructure sales in our third quarter were a result of our ability to deliver a significant portion of two large orders that had been in our backlog.  We continue to build a solid pipeline of Road Zipper System projects to support continued growth in this business.”

Third Quarter Conference Call

Lindsay’s fiscal 2018 third quarter investor conference call is scheduled for 11:00 a.m. Eastern Time today.  Interested investors may participate in the call by dialing (877) 317-6789 in the U.S., or (412) 317-6789 internationally, and requesting the Lindsay Corporation call.  Additionally, the conference call will be simulcast live on the Internet and can be accessed via the investor relations section of the Company's Web site, www.lindsay.com.  Replays of the conference call will remain on our Web site through the next quarterly earnings release.  The Company will have a slide presentation available to augment management's formal presentation, which will also be accessible via the Company's Web site.

About the Company

Lindsay Corporation is a leading global manufacturer and distributor of irrigation and infrastructure equipment and technology. The Lindsay family of irrigation brands includes Zimmatic® and FieldNET® as well as irrigation consulting, design, pump and filtration offerings, advanced machine-to-machine communication, remote control and monitoring technology, and wireless networking solutions. Also a global leader in the transportation industry, Lindsay Transportation Solutions manufactures equipment to improve road safety and keep traffic moving on the world’s roads, bridges and tunnels, through the Barrier Systems®, Road Zipper® and Snoline™ brands. For more information about Lindsay Corporation, visit www.lindsay.com.

Concerning Forward-looking Statements

This release contains forward-looking statements that are subject to risks and uncertainties and which reflect management’s current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. You can find a discussion of many of these risks and uncertainties in the annual, quarterly and current reports that the Company files with the Securities and Exchange Commission. Forward-looking statements include information concerning possible or assumed future results of operations and planned financing of the Company and those statements preceded by, followed by or including the words “anticipate,” “estimate,” “believe,” “intend,” "expect," "outlook," "could," "may," "should," “will,” or similar expressions. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  The Company undertakes no obligation to update any forward-looking information contained in this press release.

LINDSAY CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)

	Three months ended		Nine months ended
(in thousands, except per share amounts)	May 31, 2018	May 31, 2017	May 31, 2018	May 31, 2017

Operating revenues	$169,571	$151,533	$424,436	$386,048
Cost of operating revenues	118,093	105,627	305,245	278,827
Gross profit	51,478	45,906	119,191	107,221

Operating expenses:
Selling expense	10,842	10,451	31,087	30,565
General and administrative expense	17,974	13,693	44,203	35,278
Engineering and research expense	3,960	4,348	11,932	12,707
Total operating expenses	32,776	28,492	87,222	78,550

Operating income	18,702	17,414	31,969	28,671

Interest expense	(1,226)	(1,156)	(3,502)	(3,566)
Interest income	540	545	1,171	881
Other expense, net	(571)	(606)	(1,725)	(818)

Earnings before income taxes	17,445	16,197	27,913	25,168

Income tax expense	7,066	5,245	12,614	8,331

Net earnings	$10,379	$10,952	$15,299	$16,837

Earnings per share:
Basic	$0.96	$1.03	$1.43	$1.58
Diluted	$0.96	$1.02	$1.42	$1.58

Shares used in computing earnings per share:
Basic	10,757	10,677	10,735	10,657
Diluted	10,785	10,705	10,763	10,682

Cash dividends declared per share	$0.30	$0.29	$0.90	$0.87

LINDSAY CORPORATION AND SUBSIDIARIES
SUMMARY OPERATING RESULTS
(Unaudited)

	Three months ended		Nine months ended
(in thousands)	May 31, 2018	May 31, 2017	May 31, 2018	May 31, 2017
Operating revenues:
Irrigation segment	$128,421	$120,040	$343,639	$316,102
Infrastructure segment	41,150	31,493	80,797	69,946
Total operating revenues	$169,571	$151,533	$424,436	$386,048

Operating income:
Irrigation segment	$11,718	$16,508	$31,502	$32,961
Infrastructure segment	14,248	8,016	20,058	12,588
Corporate	(7,264)	(7,110)	(19,591)	(16,878)
Total operating income	$18,702	$17,414	$31,969	$28,671

The Company manages its business activities in two reportable segments as follows:

Irrigation - This reporting segment includes the manufacture and marketing of center pivot, lateral move, and hose reel irrigation systems as well as various water pumping stations, controls, filtration solutions and machine-to-machine technology.

Infrastructure – This reporting segment includes the manufacture and marketing of moveable barriers, specialty barriers, crash cushions and end terminals, and road marking and road safety equipment.

LINDSAY CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands)	May 31, 2018	May 31, 2017	August 31, 2017

ASSETS
Current assets:
Cash and cash equivalents	$111,779	$113,212	$121,620
Receivables, net	92,135	86,772	73,850
Inventories, net	82,635	88,601	86,155
Prepaid expenses	4,132	4,944	4,384
Assets held-for-sale	51,516	—	—
Other current assets	8,209	11,877	6,925
Total current assets	350,406	305,406	292,934

Property, plant, and equipment, net	59,884	74,409	74,498
Intangibles, net	28,656	43,874	42,808
Goodwill	64,723	76,843	77,131
Deferred income tax assets	4,581	6,027	5,311
Other noncurrent assets, net	11,978	4,728	13,350
Total assets	$520,228	$511,287	$506,032

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$30,281	$40,256	$36,717
Current portion of long-term debt	204	200	201
Liabilities held-for-sale	14,275	—	—
Other current liabilities	53,911	62,501	55,119
Total current liabilities	98,671	102,957	92,037

Pension benefits liabilities	6,080	6,628	6,295
Long-term debt	116,622	116,826	116,775
Deferred income tax liabilities	1,117	1,111	1,191
Other noncurrent liabilities	20,229	20,060	19,679
Total liabilities	242,719	247,582	235,977

Shareholders' equity:
Preferred stock	—	—	—
Common stock	18,841	18,773	18,780
Capital in excess of stated value	67,587	61,709	63,006
Retained earnings	483,243	474,483	477,615
Less treasury stock - at cost	(277,238)	(277,238)	(277,238)
Accumulated other comprehensive loss, net	(14,924)	(14,022)	(12,108)
Total shareholders' equity	277,509	263,705	270,055
Total liabilities and shareholders' equity	$520,228	$511,287	$506,032

LINDSAY CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine months ended
(in thousands)	May 31, 2018	May 31, 2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$15,299	$16,837
Adjustments to reconcile net earnings to net cash provided
by operating activities:
Depreciation and amortization	12,851	12,337
Loss on businesses held-for-sale	6,023	—
Provision for uncollectible accounts receivable	(2,407)	(408)
Deferred income taxes	(687)	(1,383)
Share-based compensation expense	2,942	2,798
Other, net	473	226
Changes in assets and liabilities:
Receivables	(29,826)	(5,737)
Inventories	(8,247)	(13,217)
Prepaid expenses and other current assets	(971)	3,255
Accounts payable	1,901	8,182
Other current liabilities	10,058	4,734
Other noncurrent assets and liabilities	766	(3,158)
Net cash provided by operating activities	8,175	24,466

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant, and equipment	(6,920)	(6,219)
Proceeds from settlement of net investment hedges	101	2,054
Payments for settlement of net investment hedges	(3,089)	(948)
Other investing activities, net	241	137
Net cash used in investing activities	(9,667)	(4,976)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	2,788	2,455
Common stock withheld for payroll tax obligations	(833)	(635)
Principal payments on long-term debt	(150)	(147)
Dividends paid	(9,671)	(9,280)
Net cash used in financing activities	(7,866)	(7,607)

Effect of exchange rate changes on cash and cash equivalents	(483)	83
Net change in cash and cash equivalents	(9,841)	11,966
Cash and cash equivalents, beginning of period	121,620	101,246
Cash and cash equivalents, end of period	$111,779	$113,212

LINDSAY CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

The non-GAAP tables below disclose (a) the impact on diluted earnings per share of (1) tax expense attributed to enactment of the Tax Cuts and Jobs Act ("U.S. Tax Reform"), and (2) an adjustment to the carrying value of businesses held-for-sale, severance costs and consulting fees associated with the Company's Foundation for Growth Initiative ("FFG costs"), (b) the impact on operating income of FFG costs, and (c) the impact on segment operating income of FFG costs.  Management believes adjusted net earnings, adjusted diluted earnings per share and adjusted operating income are important indicators of the Company’s business performance because they exclude items that may not be indicative of, or may be unrelated to, the Company’s underlying operating results, and provide a useful baseline for analyzing trends in the business.  Non-GAAP measures used by the Company may differ from similar measures used by other companies, even when similar terms are used to identify such measures.  These adjusted financial measures should not be considered in isolation or as a substitute for reported net earnings, diluted earnings per share and operating income.  These non-GAAP financial measures reflect an additional way of viewing the Company’s operations that, when viewed with the GAAP results and the following reconciliations to the corresponding GAAP financial measures, management believes provides a more complete understanding of the Company’s business.

	Three months ended		Nine months ended
(in thousands, except per share amounts)	May 31, 2018	Diluted earnings per share	May 31, 2018	Diluted earnings per share

Net earnings - reported GAAP measure	$10,379	$0.96	$15,299	$1.42

Impact of U.S. Tax Reform	—	—	2,578	0.24

FFG costs - after tax	7,525	0.70	9,193	0.85

Net earnings - adjusted	$17,904	$1.66	$27,070	$2.52
Average shares outstanding - diluted		10,785		10,763

	For the three months ended May 31, 2018
Operating income reconciliation	Consolidated	Irrigation	Infrastructure	Corporate

Operating income - reported GAAP measure	$18,702	$11,718	$14,248	$(7,264)

FFG costs - before tax	7,556	6,356	165	1,035

Adjusted operating income	$26,258	$18,074	$14,413	$(6,229)

Operating revenues	$169,571	$128,421	$41,150	$—

Operating income as a percent of operating revenues	11.0%	9.1%	34.6%	N/A

Adjusted operating income as a percent of operating revenues	15.5%	14.1%	35.0%	N/A

	For the nine months ended May 31, 2018
Operating income reconciliation	Consolidated	Irrigation	Infrastructure	Corporate

Operating income - reported GAAP measure	$31,969	$31,502	$20,058	$(19,591)

FFG costs - before tax	9,887	6,929	165	2,793

Adjusted operating income	$41,856	$38,431	$20,223	$(16,798)

Operating revenues	$424,436	$343,639	$80,797	$—

Operating income as a percent of operating revenues	7.5%	9.2%	24.8%	N/A

Adjusted operating income as a percent of operating revenues	9.9%	11.2%	25.0%	N/A